Exhibit 99.2

GE HealthCare Technologies Inc.

Prices Secondary Offering of 13,000,000 Shares

February 16, 2024

CHICAGO — GE HealthCare Technologies Inc. (Nasdaq: GEHC) (the “Company” or “GE HealthCare”) announced today the pricing of the previously announced secondary underwritten public offering (the “Offering”) of 13,000,000 shares of its common stock (the “GEHC Shares”) at a public offering price of $82.25 per share ($80.605 per share, net of underwriting discount). GE HealthCare is not selling any shares of common stock and will not receive any proceeds from the sale of the GEHC Shares in the Offering or from the debt-for-equity exchange (as described below).

Prior to the closing of the Offering, General Electric Company (“GE”) is expected to exchange the GEHC Shares for indebtedness of GE held by Morgan Stanley Senior Funding, Inc. and Morgan Stanley Bank, N.A. (together, the “MS Lenders”), affiliates of Morgan Stanley & Co. LLC, the selling stockholder in the Offering by designation of the MS Lenders. Following the debt-for-equity exchange, if consummated, Morgan Stanley & Co. LLC, as the selling stockholder in the Offering, intends to sell the GEHC Shares to the underwriters in the Offering. The selling stockholder in the Offering has granted the underwriters an option to purchase additional shares of GE HealthCare common stock at the public offering price less the underwriting discount for 30 days.

Morgan Stanley, BofA Securities, Citigroup, Evercore ISI, Goldman Sachs & Co. LLC and J.P. Morgan are serving as the lead joint book-running managers for the Offering. BNP PARIBAS, Credit Agricole CIB, HSBC, SMBC Nikko and SOCIETE GENERALE are also serving as joint book-running managers for the Offering. The Offering is expected to close on February 21, 2024, subject to customary closing conditions.

The Offering is being made pursuant to a shelf registration statement (including a prospectus) on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates, which registration statement became effective upon filing. A final prospectus supplement and accompanying prospectus describing the terms of the Offering will be filed with the SEC. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus supplement and accompanying prospectus relating to the Offering may be obtained, when available, from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, email: dg.prospectus_requests@bofa.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200 or by e-mail at ecm.prospectus@evercore.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by e-mail at prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GE HealthCare

GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 100 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are a $19.6 billion business with 51,000 colleagues working to create a world where healthcare has no limits.

Forward-Looking Statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the size, timing or results of the Offering and the selling stockholders’ intent to offer shares of common stock, and reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause actual results to differ materially from those described in the Company’s forward-looking statements include, but are not limited to, operating in highly competitive markets; our ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to operate effectively as an independent, publicly-traded company; and the other factors detailed in the Company’s Registration Statement on Form S-3 filed on February 15, 2024, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Please also see the “Risk Factors” section of the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

Contacts

Investor Relations:

Carolynne Borders

+1-631-662-4317

carolynne.borders@gehealthcare.com

Media:

Tor Constantino

+1-585-441-1658

tor.constantino@gehealthcare.com